EXHIBIT 10.6



                                PROMISSORY NOTE


$2,000.00                                                          JUNE 13, 2006
                                                                   AUSTIN, TEXAS

FOR VALUE, the receipt and sufficiency of which are herby acknowledged, Allmarine Consultants Corporation, a Nevada company referred to as ("Borrower"), promises to pay to Michael Chavez ("Lender"), or order, at Austin, Texas, or as otherwise instructed, the principal sum of four thousand dollars ($2,000.00) in lawful tender of the United States, together with simple interest thereon at an annual interest rate of four percent (4%).

TERMS  OF REPAYMENT.  This Promissory Note shall become due and payable together
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will  all  accrued  interest  on  June 13,  2007.

DEFAULT.  Any  one  or  more  of the following events shall constitute a Default
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under  the  terms  of  this  Note:

     1)   Borrower fail to make timely payment when due.
     2) Borrower breaches an agreement or promise made to Lender, or fails to timely perform any obligation owing to Lender.
     3) Borrower makes any representation or statement to Lender that is false or misleading in any material manner.
     4) Borrower becomes insolvent, or a receiver is appointed for any part of all of Borrower's property, of Borrower makes an assignment for the benefit of creditors, or any proceeding is brought either by Borrower of against Borrower under any Bankruptcy or insolvency laws.

In the event of any default as described herein, Lender, without further protest, presentment or notice, may declare all sums due and payable, together with any interest then due.

WAIVER.  Forbearance of any payment due of modification of any term of this Note
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by  Lender  in  any  manner shall not be deemed nor construed as a waiver of any other  rights  in  favor  of  Lender  under  the  terms  of  this  Notice.

LEGAL.  This  Note  shall be construed in accordance with the laws of that State
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of  Texas,  which  shall be the choice of jurisdiction and venue for purposes of enforcement of this Note. If any action is brought to enforce any provision or collect on this Note, the prevailing party shall be entitled to reimbursement for all reasonable attorney's fees and costs, in addition to any other relief to which that party may be entitled.

                              ALLMARINE CONSULTANTS CORPORATION


                              By: /s/ Michael Chavez
                                  ------------------------------
                                  Michael Chavez
                                  President / CEO

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